SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – January 4, 2008

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 7.01	Regulation FD Disclosure

Robert S. Mills, our president and chief executive officer, and James A. Meer, our senior vice president and chief financial officer, will present to various investors beginning in January, 2008. A copy of the presentation materials are furnished as Exhibit 99.1 hereto and are incorporated herein by reference. This presentation will first be made on January 7, 2008, during a one-on-one investor meeting.

The information furnished herewith pursuant to Item 7.01 of this Current Report and in Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The furnishing of such information is not an admission as to the materiality of any of the information set forth therein or herein. The information in this Item 7.01 and in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

99.1
Presentation materials to be used by Robert S. Mills, president and chief executive officer, and James A. Meer, senior vice president and chief financial officer, during presentations in January, 2008.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 4, 2008

COLUMBIA LABORATORIES, INC.
By: /S/ James A. Meer
James A. Meer
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1
Presentation materials to be used by Robert S. Mills, president and chief executive officer, and James A. Meer, senior vice president and chief financial officer, during presentations in January, 2008.